UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 29, 2011

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

Pursuant to a private placement financing that closed on July 29, 2011, Goldrich Mining Company (the “Registrant”) issued 13.8 million units at a price of $0.21 per unit for net proceeds to the Registrant of approximately $2.9 million.  The Registrant intends to use the proceeds of the private placement to complete the financing for the Registrant’s 2011 hard-rock drilling gold exploration program at its Chandalar property in Alaska, completely satisfy the Registrant’s notes payable in gold of approximately $960,000, repay a related party account payable of approximately $263,000, and fund general operating expenses.

 Each unit issued pursuant to the private placement consists of one share of the Registrant’s common stock, one half of a Series J warrant and one half of a Series I warrant. Each full Series J warrant is exercisable for a period of five years following the date of issue to purchase one additional share of common stock of the Registrant at the greater of $0.30 or the closing market price of the Registrant’s common stock on the closing date of the private placement, as quoted on the Over-The-Counter Bulletin Board (the “OTCBB”). Each full Series I warrant is exercisable for a period of five years following the date of issue to purchase one additional share of common stock of the Registrant at $0.40.

The terms of the private placement include a call option for the Registrant.  In the event that the Registrant’s shares of common stock trade at a weighted volume average price of greater than $0.50 or $0.60, for the J warrants and I warrants respectively, for a period of 20 consecutive trading days at any time following the issuance of the respective warrants, the Registrant may, in its sole discretion, accelerate the expiration date of the respective warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Registrant.  The Registrant intends to grant resale registration rights to investors in the private placement as allowable by rules of the United States Securities and Exchange Commission.

The units were placed solely outside the United States pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act’) under Rule 903 of Regulation S of the Securities Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S.  In determining the availability of this exemption, the Registrant relied on representations made by the investors in the subscription agreements pursuant to which the units were purchased under the private placement.

Item 7.01

Regulation FD Disclosure.

On August 1, 2011, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the closing of the private placement.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01of this Current Report on Form 8-K and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release, dated August 1, 2011*

* This exhibit is intended to be furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: August 4th, 2011	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer